                                                                    EXHIBIT 4.12

                                LETTER AMENDMENT

                                                    Dated as of October 19, 2000

To the banks, financial institutions
    and other institutional lenders
    (collectively, the "Lenders") parties
    to the Credit Agreement referred to
    below and to Citibank, N.A., as
    co-syndication agent for the Lenders

Ladies and Gentlemen:

         We refer to the Amended and Restated Credit Agreement dated as of December 17, 1997 and amendments thereto dated as of April 29, 1998, May 29, 1998 and June 7, 2000 (such Credit Agreement, as so amended, the "Credit Agreement") among the undersigned and you. Capitalized terms not otherwise defined in this Letter Amendment have the same meanings as specified in the Credit Agreement.

         The Borrower has proposed to acquire Perpetual plc for an approximate purchase price of 1.05 billion pounds sterling (the "Acquisition"), which may be paid in part by the issuance of up to 300,000,000 pounds sterling in principal amount of notes, and has proposed to amend the Credit Agreement to permit consummation of the Acquisition and to permit the issuance of such notes. You have indicated your willingness, on the terms and conditions stated below, to so agree. Accordingly, it is hereby agreed by you and us as follows:

         The Credit Agreement is, effective as of the date of this Letter Amendment, hereby amended as follows:

         (a) Section 5.02(b)(iii) is amended by adding to the end thereof a new subsection (L), to read as follows:

             "(L) Debt in an amount not to exceed 300,000,000 pounds sterling principal amount of notes issued in connection with the acquisition of Perpetual plc."

         (b) Section 5.02(e) is amended by adding to the end thereof a new subsection (xvi) to read as follows:

             "(xvi) Investments made by the Borrower and its Subsidiaries in connection wit the acquisition of Perpetual plc."

This Letter Amendment shall become effective as of the date first above written when, and only when, on or before October 27, 2000, Citibank, as Co-Syndication Agent, shall have received counterparts of this Letter Amendment executed by the undersigned and

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the Required Lenders or, as to any of the Lenders, advice satisfactory to
Citibank, as Co-Syndication Agent, that such Lender has executed this Letter Amendment, and the consent attached hereto executed by each Guarantor. This Letter Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

         On and after the effectiveness of this Letter Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Letter Amendment.

         The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Letter Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

         If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning at least two counterparts of this Letter Amendment to Susan L. Hobart, Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022.

         This Letter Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Amendment by telecopier shall be effective as delivery of a manually executed counterpart of the Letter Amendment.

         This Letter Amendment shall be governed by, and construed in accordance with the laws of the State of New York.

                                       Very truly yours,

                                       AMVESCAP PLC


                                       By /s/ [ILLEGIBLE]
                                          --------------------------------------
                                          Title:

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Agreed as of the date first above written:

CITIBANK, N.A.,
   as Co-Syndication Agent and as Lender

By /s/ ALEXANDER DUKA
   --------------------------------------------------
   Title: Vice President

BANK OF AMERICA, N.A.,
   as Co-Syndication Agent and as Lender

By /s/ JOAN L. D'AMICO
   --------------------------------------------------
   Title: Managing Director

THE CHASE MANHATTAN BANK

By /s/ ELIZABETH H. SCHUZLE
   --------------------------------------------------
   Title: Managing Director

SUNTRUST BANK, ATLANTA

By /s/ SUSAN R. CARROLL
   --------------------------------------------------
   Title: AVP

By /s/ [ILLIGIBLE]
   --------------------------------------------------
   Title: Director

WACHOVIA BANK, N.A. F/N/A

WACHOVIA BANK OF GEORGIA, N.A.

By /s/ KAREN H. MCCLAIN
   --------------------------------------------------
   Title: Senior Vice President

THE BANK OF NEW YORK

By /s/ TIMOTHY J. SOMERS
   --------------------------------------------------
   Title: Vice President

FLEET NATIONAL BANK

By /s/ [ILLEGIBLE]
   --------------------------------------------------
   Title: Director

MELLON BANK, N.A.

By /s/ JOHN R. COOPER
   --------------------------------------------------
   Title: Vice President

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CIBC INC.

By /s/ ROBERT MENDELES
   --------------------------------------------------
   Title: Executive Director

DEUTSCHE BANK AG, NEW YORK AND/OR
CAYMAN ISLANDS BRANCH

By /s/ ALAN KROUK
   --------------------------------------------------
   Title: Vice President

By /s/ CLINTON M. JOHNSON
   --------------------------------------------------
   Title: Managing Director

NATIONAL WESTMINSTER BANK PLC

By /s/ [ILLEGIBLE]
   --------------------------------------------------
   Title: Relationship Manager

THE ROYAL BANK OF SCOTLAND

By /s/ [ILLEGIBLE]
   --------------------------------------------------
   Title: Relationship Manager

STATE STREET BANK AND TRUST COMPANY

By /s/ STEVEN G. CARON
   --------------------------------------------------
   Title: Vice President

CREDIT LYONNAIS NEW YORK BRANCH

By /s/ SEBASTIAN ROCCO
   --------------------------------------------------
   Title: Senior Vice President

HSBC BANK PLC

By /s/ [ILLEGIBLE]
   --------------------------------------------------
   Title: Relationship Manager

UNION BANK OF CALIFORNIA, N.A.

By
   --------------------------------------------------
   Title:

BNP PARIBAS

By /s/ [ILLEGIBLE]
   --------------------------------------------------
   Title: Vice President

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                                     CONSENT

                                                    Dated as of October 19, 2000

     The undersigned, each a Guarantor under the Guaranty dated February 13, 1997 (the "Guaranty") in favor of the Lenders parties to the Credit Agreement referred to in the foregoing Letter Amendment, hereby consents to such Letter Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Letter Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Letter Amendment, each reference in the Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Letter Amendment.

                                       INVESCO, INC.

                                       By /s/ [ILLEGIBLE]
                                          -------------------------------------
                                       Title: Chief Executive Officer

                                       INVESCO NORTH AMERICAN HOLDINGS, INC.

                                       By /s/ [ILLEGIBLE]
                                          -------------------------------------
                                          Title: Secretary and General
                                                 [ILLEGIBLE]

                                       A I M MANAGEMENT GROUP, INC.

                                       By /s/ ROBERT H. GRAHAM
                                          -------------------------------------
                                          Title: Chief Executive Officer &
                                                 President

                                       A I M ADVISORS, INC.

                                       By /s/ ROBERT H. GRAHAM
                                          -------------------------------------
                                          Title: President